EXHIBIT 2.2

                              CERTIFICATE OF MERGER

                                       OF

                              AMHEALTH CORPORATION,
                  AMHEALTH ENTERPRISES OF THE VALLEY, INC., AND
                       AMHEALTH AMBULATORY SERVICES, INC.

                                      INTO

                            NEW STAT HEALTHCARE, INC.

      The undersigned corporation DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                                                              STATE OF
       NAME                                                INCORPORATION
       ----                                                -------------
       AmHealth Corporation, Inc. ("AmHealth)"                  Texas
       AmHealth Enterprises of the Valley, Inc. ("AEV")         Texas
       AmHealth Ambulatory Services, Inc. ("AAS")               Texas
       New STAT Healthcare, Inc. ("New STAT")                 Delaware

      SECOND: That an Amended and Restated Agreement and Plan of Reorganization ("Reorganization Agreement") between AmHealth, AEV, AAS, the AmHealth Partnerships named therein, New STAT, STAT Healthcare, Inc., a Delaware corporation, and STAT Acquisition Corp., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

      THIRD: That the name of the surviving corporation of the merger is New STAT Healthcare, Inc. ("STAT"), a Delaware corporation, which shall change its name to be STAT Healthcare, Inc.

      FOURTH: That the Certificate of Incorporation of New STAT, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation, except that Article First shall be amended to read as follows:

            "The name of the corporation shall be STAT Healthcare, Inc."

      FIFTH: That the executed Reorganization Agreement is on file at the principal place of business of the surviving corporation, the address of which is 12450 Greenspoint Drive, Suite 1200, Houston, Texas 77060.

      SIXTH: That a copy of the Reorganization Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:
                                                                       PAR VALUE
       CORPORATION           CLASS             NUMBER OF SHARES        PER SHARE
       -----------           -----             ----------------        ---------
       AmHealth              Common Stock      1,000                   $1.00
       AEV                   Common Stock      1,000                    1.00
       AAS                   Common Stock      1,000                    1.00

      IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed in its corporate name this 24th day of June, 1996.

                                                NEW STAT HEALTHCARE, INC.

                                                By: /s/ N.E. CHAPMAN
                                                        N.E. Chapman
                                                        Chief Financial Officer